UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2016

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Development Specialists, Inc.

333 South Grand Avenue, Suite 4070

Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

(213) 617-2717

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on October 11, 2016, the effective date (the “Effective Date”) of the plan of liquidation, as amended (the “Amended Plan”) of DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (the “Company”) and one of its subsidiaries (together, the “Debtors”) occurred and all assets of the Company were transferred to the DNIB Liquidating Trust, which is administered by Geoffrey L. Berman, who became the post-confirmation liquidating trustee (the “Liquidating Trustee”), as further described in the Amended Plan.

Also as previously disclosed, on November 23, 2016, the Company filed a Notice of Distribution (the “Notice of Distribution”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) disclosing that the Liquidating Trustee intended to distribute $8 million to the holders of record at the close of business on August 30, 2016 (the “Record Holders”) of the Company’s former common stock (the “Initial Equity Distribution”), with a portion of the Initial Equity Distribution to be held in reserve pending resolution of the Debtors’ objection to a proof of claim filed by one former stockholder (the “Holdback”).

On December 15, 2016, consistent with the formerly disclosed terms of the Initial Equity Distribution, the Liquidating Trustee distributed $0.3811 per share to the Record Holders of the Company’s former common stock, other than with respect to those shares subject to the Holdback.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: December 21, 2016	By:	/s/ Geoffrey L. Berman
Geoffrey L. Berman
Chief Restructuring Officer